UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)     December 12, 2000
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)


Item 5.  Other Events


     On December 12, 2000, MBNA International Bank Limited, a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in the United Kingdom, completed the securitization of 300.0 million pounds sterling of credit card asset backed securities issued via a special purpose vehicle, Chester
Asset Receivables Dealings No. 12 PLC (CARDS trademark). MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation.

     The transaction had three publicly traded securities, 264.0 million pounds sterling Class A (senior) fixed rate asset backed securities, 12.0 million pounds sterling Class B (subordinate) floating rate asset backed securities and
24.0 million pounds sterling Class C (subordinate) floating rate asset backed securities. The Class A 6.0% asset backed securities were priced at 99.091% to yield 6.121%. The Class B floating rate asset backed securities were indexed at 75 basis points over the three month Sterling London Interbank Offered Rate ("LIBOR"), and were priced at par. The Class C floating rate asset backed securities were indexed at 145 basis points over the three month Sterling LIBOR, and were priced at par. The securities have an expected maturity of 10 years. Interest on the Class A securities will be paid annually. Interest on the Class B securities and Class C securities will be paid quarterly.

     The securities are governed by English law and are expected to be listed on the London Stock Exchange.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date:  December 12, 2000                 By:   /s/      M. Scot Kaufman
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                                                        M. Scot Kaufman
                                               Senior Executive Vice President
                                                 and Chief Financial Officer